CREDIT AGREEMENT


                          DATED AS OF DECEMBER 4, 1998


                                     BETWEEN


                          SMARTALK TELESERVICES, INC.,
                                   as Borrower


                                       AND

                         FLETCHER INTERNATIONAL LIMITED,
                                    as Lender

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.DEFINITIONS1
1.1  Certain Defined Terms1
1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.17
1.3  Other Definitional Provisions17

SECTION 2.AMOUNTS AND TERMS OF COMMITMENTS AND LOANS17
2.1  Commitments; Loans17
2.2  Interest on the Loans19
2.3  Commitment Fee.20
2.4 Repayments, Prepayments and Reductions in Commitments; General Provisions Regarding Payments20
2.5  Use of Proceeds22
2.6  Increased Costs.23
2.7  Taxes23

SECTION 3.CONDITIONS TO LOANS24
3.1  Conditions to Loans24
3.2  Conditions to All Loans28
3.3  Sole Discretion of the Lender29

SECTION 4.REPRESENTATIONS AND WARRANTIES29

4.1  Organization,   Powers,   Qualification,   Good   Standing,   Business  and
          Subsidiaries29
4.2  Authorization of Borrowing, etc.30
4.3  Financial  Condition;  Projections31  4.4 No Material  Adverse Change32
4.5  Title to  Properties;  Liens;  Real Property;  Intellectual  Property32
4.6  Litigation;  Adverse  Facts33
4.7  Payment of Taxes33
4.8  Performance  of Agreements;  Materially Adverse Agreements34
4.9  Governmental  Regulation34
4.10 Securities  Activities34
4.11 Employee Benefit Plans34
4.12 Certain  Fees35
4.13 Environmental  Matters35
4.14 Employee  Matters36
4.15 Inactive Subsidiaries.37
4.16 [RESERVED]37
4.17 Disclosure37
4.18 Year  2000  Problems37

SECTION 5.AFFIRMATIVE COVENANTS38
5.1  Financial  Statements;  Collateral Reports and Other Reports38
5.2  Corporate Existence44
5.3  Payment of Taxes and Claims; Tax Consolidation44
5.4  Maintenance of Properties;  Insurance44
5.5  Inspection; Lender Meeting45
5.6  Compliance with Laws,  etc.45
5.7  Environmental  Disclosure and  Inspection45
5.8  The Company's Remedial Action Regarding  Hazardous  Materials47
5.9  Collateral  Matters47
5.10 Further  Assurances47
5.11 [RESERVED]47
5.12 Use of Proceeds.48
5.13 Cure of Defaults.48

SECTION 6.NEGATIVE COVENANTS48
6.1  Indebtedness.48
6.2  Liens and Related Matters49
6.3  Investments.50
6.4  Capital Expenditures50
6.5  Restricted Junior Payments51
6.6  Restriction on Fundamental Changes; Asset Sales51
6.7  Sale or Discount of Receivables51
6.8  Transactions with Shareholders and Affiliates51
6.9  Conduct of Business52
6.10 Amendments or Waivers of Certain Agreements52
6.11 Fiscal Year52

SECTION 7.EVENTS OF DEFAULT52
7.1  Failure to Make Payments When Due53
7.2  Default in Other Agreements53
7.3  Breach of Certain Covenants53
7.4  Breach of Warranty53
7.5  Other Defaults Under Loan Documents54
7.6  Involuntary Bankruptcy; Appointment of Receiver, etc.54
7.7  Voluntary Bankruptcy; Appointment of Receiver, etc.54
7.8  Judgments and Attachments55
7.9  Dissolution55
7.10 Employee Benefit Plans55
7.11 Change in Control55
7.12 Failure of Security55

SECTION 8.[RESERVED]56

SECTION 9.MISCELLANEOUS56
9.1  [RESERVED]56
9.2  Expenses56
9.3  Indemnity57
9.4  Set-Off; Security Interest in Deposit Accounts58
9.5  [RESERVED]58
9.6  Amendments and Waivers58
9.7  Independence of Covenants58
9.8  Notices58
9.9  Survival of Representations, Warranties and Agreements59
9.10 Failure or Indulgence Not Waiver; Remedies Cumulative59
9.11 Marshalling; Payments Set Aside59
9.12 Severability60
9.13 [RESERVED]60
9.14 Maximum Amount60
9.15 Headings61
9.16 Applicable Law61
9.17 Successors and Assigns61
9.18 Consent to Jurisdiction and Service of Process61
9.19 Waiver of Jury Trial62
9.20 [RESERVED]63
9.21 Counterparts; Effectiveness63





                           SMARTALK TELESERVICES, INC.

                                CREDIT AGREEMENT


     This CREDIT AGREEMENT is dated as of December 4, 1998 and entered into by and among SMARTALK TELESERVICES, INC., a California corporation (the "Company"), and FLETCHER INTERNATIONAL LIMITED, a Cayman Islands company (the "Lender").


                                 R E C I T A L S

     WHEREAS, the Company desires that the Lender extend certain credit facilities to the Company hereunder, the proceeds of which will be used to provide financing for working capital and other general corporate purposes for the Company and its Subsidiaries, all subject to the terms and conditions contained herein; and

     WHEREAS, the Lender is willing to make such credit facilities available upon and subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:


                                   SECTION 1.
                                   DEFINITIONS

1.1  Certain Defined Terms.

     The following terms used in this Agreement shall have the following meanings:

          "Accommodation Obligation" means any direct, indirect, contingent or non-contingent guaranty or obligation for the Indebtedness of another, except endorsements in the ordinary course of business.

          "Accounts" means any and all rights of the Company to payment for goods sold, including accounts, contract rights, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future and any proceeds arising therefrom or relating thereto.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; provided, however, the Lender shall not be considered an Affiliate of the Company under this Agreement. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means either (a) the power, directly or indirectly, to vote 5% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person, or
     (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agreement" means this Credit Agreement dated as of the date hereof, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "Applicable Laws" means, collectively, all statutes, laws, rules, regulations, ordinances, decisions, writs, judgments, decrees, and injunctions of any Governmental Authority affecting the Company or any of its Subsidiaries or any Collateral or any of their other assets, whether now or hereafter enacted and in force, and all Governmental Authorizations relating thereto.

          "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Company or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, but excluding (i) dispositions of inventory and used, surplus or worn out equipment in the ordinary course of business,
     (ii) dispositions to a wholly-owned Subsidiary, (iii) cash payments otherwise permitted under this Agreement, or (iv) any other disposition made in the ordinary course of the business of the Company or its Subsidiaries.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "Blocked Account" has the meaning as defined in Section 3.1B.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Capital Expenditures" for a period means the sum of all expenditures capitalized for financial statement purposes in accordance with GAAP (whether payable in cash or other property or accrued as a liability), including the capitalized portion of capital leases. Capital Expenditures shall exclude proceeds of a Casualty Loss applied to the repair or replacement of the property affected by the Casualty Loss.

          "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          "Cash" means money, currency or a credit balance in a Deposit Account.

          "Cash Equivalents" means (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $500,000,000 (each such commercial bank being herein called a "Cash Equivalent Bank"); and (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Cash Equivalent Bank (provided such deposit is with such Cash Equivalent Bank or any other Cash Equivalent Bank).

          "Casualty Loss" means (i) the loss, damage, or destruction of any asset owned or used by the Company or any of its Subsidiaries, (ii) the condemnation, confiscation, or other taking, in whole or in part, of any such asset, or (iii) the diminishment of such asset so as to render use for its intended purpose impracticable or unreasonable.

          "Cleanup" means all actions required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

          "Closing Date" means the date hereof or such earlier date requested by the Company on which the conditions precedent set forth in Section 3 shall be satisfied.

          "Collateral" means all of the properties and assets in which Liens are purported to be granted pursuant to the Collateral Documents.

          "Collateral Documents" means the Security Agreement, the Lockbox Agreement and any other documents, instruments or agreements delivered by the Company and its Subsidiaries pursuant to this Agreement or any of the other Loan Documents in order to grant or perfect liens on any assets of the Company and its Subsidiaries as security for all or any of the Obligations.

          "Collections" means all cash, funds, checks, notes, instruments and any other form of remittance tendered by account debtors in payment of Accounts.

          "Commitments" means the commitments of the Lender to make Loans as set forth in subsection 2.1A of this Agreement.

          "Company" has the meaning assigned to that term in the Preamble to this Agreement.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit IV annexed hereto delivered to the Lender by the Company pursuant to subsection 5.1(iv).

          "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements or other Hedge Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
     (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of the Company who was a member of such Board of Directors on the Closing Date or any future member of the Board of Directors approved by a majority of Continuing Directors.

          "Contractual Obligation" means, as applied to any Person, any provision of any indenture, mortgage, deed of trust, contract, undertaking or other agreement or instrument to which such Person is a party or to which such Person or any of its assets is subject.

          "Debt Incurrence" means any incurrence by the Company or any of its Subsidiaries of any Indebtedness, other than the Indebtedness permitted under Section 6.1.

          "Default" means a condition or event that, after notice or after any applicable grace period has lapsed, or both, would constitute an Event of Default.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is subject to ERISA and which is maintained or contributed to by the Company or any of its ERISA Affiliates.

          "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to the management or use of natural resources.

          "Environmental Liabilities" means all liabilities, obligations, responsibilities, obligations to conduct Cleanup, and all Environmental Claims pending or threatened against the Company or any of its Subsidiaries or against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries may have retained or assumed either contractually or by operation of law, arising from (a) environmental, health or safety conditions, (b) the presence, Release or threatened Release of Hazardous Materials at any location, whether or not owned, leased or operated by the Company or its Subsidiaries, or (c) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Equity Issuance" means the issuance of any equity securities by the Company or any of its Subsidiaries, but excluding equity securities issued to the Company or any Subsidiary and equity securities issued pursuant to employee stock options.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) solely for purposes of obligations under Section 412 of the Internal Revenue Code or under the applicable sections set forth in
     Section 414(t)(2) of the Internal Revenue Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

          "ERISA  Event" means (i) a  "reportable  event"  within the meaning of
     Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation or with respect to which no penalty will be assessed by the PBGC for failure to satisfy such notice requirements); (ii) the failure to meet the minimum funding standard of
     Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting, in either case, in liability pursuant to Section 4063 or 4064 of ERISA, respectively; (v) the institution by the PBGC of proceedings to terminate any Pension Plan pursuant to Section 4042 of ERISA; (vi) the imposition of liability on the Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by the Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan resulting in withdrawal liability pursuant to Section 4201 of ERISA, or the receipt by the Company or any of its ERISA Affiliates of written notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4042 of ERISA or under Section 4041A of ERISA if such termination would result in liability to the Company or any of its ERISA Affiliates; (viii) the imposition on the Company or any of its ERISA Affiliates of fines, penalties or taxes under Chapter 43 of the Internal Revenue Code or under
     Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the disqualification by the Internal Revenue Service of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) under
     Section 401(a) of the Internal Revenue Code, or the determination by the Internal Revenue Service that any trust forming part of any Pension Plan fails to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Event of Default" means each of the events set forth in Section 7.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Subsidiaries (but only as to portions of buildings actually leased or used) or any of their respective predecessors or any of their respective Affiliates that are directly or indirectly controlled by the Company.

          "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

          "Fiscal   Year"   means  the  fiscal  year  of  the  Company  and  its
     Subsidiaries ending on December 31 of each calendar year.

          "Funding Date" means the date of the funding of a Loan.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination and specifically, terms used herein applicable to the Company and its Subsidiaries defined by reference to GAAP shall give effect to the subtraction of minority interests.

          "Governmental Authority" means any nation or government, any state or any political subdivision of any of the foregoing and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Governmental Authorization" means any permit, license, authorization,
     plan,   directive,   consent  order  or  consent  decree  of  or  from  any
     Governmental Authority.

          "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law.

          "Hedge Agreements" means all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Company or any of its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Indebtedness" means, as applied to any Person, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than current accounts payable incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business), (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and current trade payables incurred in the ordinary course of business), (v) all obligations evidenced by notes, bonds, debentures or other similar instruments, (vi) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to any property or assets acquired by such Person (even though the rights and remedies of the seller or the Lender under such agreement in the event of default are limited to repossession or sale of such property or assets), (vii) all obligations, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities to the extent not reflected as trade liabilities on the balance sheet of such Person in accordance with GAAP, (viii) all obligations, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock, (ix) all guarantee obligations in respect of obligations of the kind referred to in clauses (i) through (viii) above, and (x) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Hedge Agreements, including Interest Rate Agreements, constitute Contingent Obligations and not Indebtedness (except, for purposes of Section 7, such obligations shall constitute Indebtedness).

          "Indemnitee" has the meaning assigned to that term in subsection 9.3.

          "Initial  Loan" has the meaning  assigned  to that term in  subsection
     2.1B.

          "Interest Payment Date" means the first Business Day of each calendar month.

          "Interest Rate" initially means (i) for the Initial Loan, twelve percent (12%) per annum; (ii) after the next Loan is made hereunder, thirteen and one half percent (13 1/2%) per annum on such second Loan and all outstanding Loans; (iii) after the next Loan is made hereunder, fifteen percent (15%) per annum on such third Loan and all outstanding Loans; (iv) after the next Loan is made hereunder, sixteen and one half percent (16 1/2%) per annum on such fourth Loan and all outstanding Loans; and (v) after the next Loan is made hereunder, eighteen percent (18%) per annum on such fifth Loan and all outstanding Loans.

          "Insolvency Event" means, with respect to any Person, the occurrence of any of the following: (i) a voluntary or involuntary petition for bankruptcy or other relief under the Bankruptcy Code or any similar statute, (ii) an assignment for the benefit of creditors, (iii) failure, suspension of business operations, or insolvency, (iv) appointment of a receiver or trustee, or (v) failure to pay debts generally as they become due. "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to hedge the Company or any of its Subsidiaries against fluctuations in interest rates.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter and any successor statute.

          "Investment" means all expenditures made and all liabilities incurred (contingently or otherwise) for or in connection with the acquisition of stock or Indebtedness of, or for loans, advances, or capital contributions or transfers of property to, any Person or in respect of any Accommodation Obligations. In determining the aggregate amount of any Investment outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed pursuant to the terms of such guarantee and still outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchases, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (iv) there shall not be deducted from the aggregate amount of Investments any decrease in the market value thereof.

          "Investment Rights Agreement" means the Investment Rights Agreement of the Company in the form of Exhibit VII annexed hereto.

          "Lender" means Fletcher International Limited.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, fixed or floating charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or deposit or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan" or "Loans" means, as the context requires, one or more of the Loans.

          "Loan Commitment" means an aggregate of $25,000,000, subject to subsection 3.3.

          "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, the Investment Rights Agreement and the Collateral Documents.

          "Loans" means the Loans made by the Lender pursuant to subsection 2.1A. "Lockbox Agreement" means the Lockbox Agreement executed and delivered by the Company, the Lender and the Lockbox Bank on the Closing Date, substantially in the form of Exhibit VI annexed hereto, as such Lockbox Agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "Lockbox Bank" has the meaning assigned to that term in Section 3.1B.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the material impairment of the ability of the Company to perform the Obligations, (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document to which it is a party, or (iv) a material adverse effect upon the rights, remedies and benefits available to, or conferred upon, the Lender under any Loan Document.

          "Material Contracts" means any or all of the following, as the context may require: (i) any Security issued by the Company or any of its Subsidiaries, (ii) any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its properties is bound or to which it or any of its properties is subject and
     (iii) any other document, agreement or instrument that is material to the operation or business of the Company and its Subsidiaries.

          "Maturity Date" means January 31, 1999.

          "Multiemployer  Plan"  means a  "multiemployer  plan",  as  defined in
     Section 4001(a)(3) of ERISA which is subject to Title IV of ERISA, to which the Company or any of its ERISA Affiliates is contributing or to which the Company or any of its ERISA Affiliates has an obligation to contribute.

          "Net Cash Proceeds" means, with respect to any transaction , an amount equal to the cash proceeds received by the Company or any of its Subsidiaries from or in respect of such transaction (including any cash proceeds received as income or other proceeds or any non-cash proceeds of such transaction), less (i) any expenses (including commissions) reasonably incurred by the Company or its Subsidiaries in respect of such transaction;
     (ii) the amount of any Indebtedness secured by a Lien on a related asset and discharged from the proceeds of such transaction; (iii) any taxes paid or payable by the Company or its Subsidiaries with respect to such transaction (as reasonably estimated by the Company's chief financial officer in good faith); and (iv) appropriate amounts, reasonably determined by the Company in accordance with GAAP, as a reserve against any liabilities retained by such party with respect to such transaction.

          "Notes" means the promissory notes of the Company issued pursuant to subsection 2.1E on the Closing Date.

          "Notice of Borrowing" means a notice in the form of Exhibit I annexed hereto delivered by the Company to the Lender pursuant to subsection 2.1B with respect to a proposed borrowing.

          "Obligations" means all obligations of every nature of the Company from time to time owed to the Lender under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

          "Officer's Certificate" means, with respect to any Person, a certificate executed on behalf of such Person (x) if such Person is a partnership or limited liability company, by its chairman of the Board (if an officer) or chief executive officer or by the chief financial officer of its general partner or managing member or other Person authorized to do so by its Organizational Documents, (y) if such Person is a corporation, on behalf of such corporation by its chairman of the board (if an officer) or chief executive officer or its chief financial officer or vice president, and (z) if such person is the Company, a Responsible Officer; provided that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signer or signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer or signers, such condition has been complied with.

          "Organizational Authorizations" means, with respect to any Person, resolutions of its Board of Directors, general partners or members of such Person, and such other Persons, groups or committees (including, without limitation, managers and managing committees), if any, required by the Organizational Certificate or Organization Documents of such Person to authorize or approve the taking of any action or the entering into of any transaction.

          "Organizational Certificate" means, with respect to any Person, the certificate or articles of incorporation, partnership or limited liability company or any other similar or equivalent organizational, charter or constitutional certificate or document filed with the applicable Governmental Authority in the jurisdiction of its incorporation, organization or formation, which, if such Person is a partnership or limited liability company, shall include such certificates, articles or other certificates or documents in respect of each partner or member of such Person.

          "Organizational Documents" means, with respect to any Person, the by-laws, partnership agreement, limited liability company agreement, operating agreement, management agreement or other similar or equivalent organizational, charter or constitutional agreement or arrangement, which, if such Person is a partnership or limited liability company, shall include such by-laws, agreements or arrangements in respect of each partner or member of such Person.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA (or any successor thereto).

          "Pension  Plan"  means  any  Employee   Benefit  Plan,  other  than  a
     Multiemployer Plan, which is subject to Title IV of ERISA.

          "Permitted Encumbrances" means the following types of Liens:

                    (i) Liens for taxes,  assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

                    (ii) statutory Liens of landlords, statutory Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith pursuant to appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                    (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness);

                    (iv) any  attachment  or judgment Lien not  constituting  an
               Event of Default under subsection 7.8, so long as such Lien could not reasonably be expected to have a Material Adverse Effect;

                    (v) leases or  subleases  granted to others (in the ordinary course of business consistent with past practices) not interfering in any material respect with the ordinary conduct of the business or operations of the Company or any of its Subsidiaries;

                    (vi) easements, rights-of-way,  restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                    (vii) any (a)  interest  or title of a lessor  or  sublessor under any Capital Lease permitted by subsection 6.1(iii) or any operating lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

                    (viii) Liens  arising from filing UCC  financing  statements relating solely to leases permitted by this Agreement;

                    (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                    (x) deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors, utilities and other service providers; and

                    (xi) bankers liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business.

          "Person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and any other entities of whatever nature.

          "Projections"  has the  meaning  assigned  to that term in  subsection
     4.3B.

          "Recovery Event" means the receipt by the Company or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Company or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties of the Company or any of its Subsidiaries and (iii) under any policy of insurance.

          "Register" has the meaning assigned to that term in subsection 2.1D.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any property, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

          "Responsible Officer" means the chief executive officer, president, general counsel or chief financial officer of the Company, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Company.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding, and
     (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Company now or hereafter outstanding.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Security Agreement" means the Security Agreement entered into by and between the Company and the Lender on and as of the Closing Date, substantially in the form of Exhibit III annexed hereto, as such Security Agreement may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Subsidiary Guaranty" means the Subsidiary Guaranty entered into by and between the Subsidiaries of the Company and the Lender on and as of the Closing Date, substantially in the form of Exhibit VIII annexed hereto, as such Subsidiary Guaranty may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

          "Terms of Subordination" has the meaning assigned to that term in Subsection 3.1Q.

          "Unfunded Current Liability" means, with respect to any Pension Plan, the amount, if any, by which the actuarial present value of the accumulated plan benefits under such Pension Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by such Pension Plan's actuary in the most recent annual valuation of such Pension Plan.

          "Year 2000 Problems" means limitations in the capacity or readiness to handle date information (including, without limitation, calculations based on date information) for the Year 1999 or years beginning January 1, 2000 of any of the hardware, firmware or software systems ("Systems") associated with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications, and HVAC), including, without limitation, equipment containing embedded microchips, operated by, provided to or otherwise reasonably necessary to the business or operations of the Company and its Subsidiaries.

1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Company to the Lender pursuant to clauses (i), (ii), (iii) and
(xiii) of subsection 5.1 shall be prepared in accordance with GAAP (except, with respect to interim financial statements, normal year-end audit adjustments and the absence of explanatory footnotes) as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 4.3A.

1.3  Other Definitional Provisions.

     References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The words "includes," "including" and similar forms used in any Loan Document shall be construed as if followed by the words "without limitation."


                                   SECTION 2.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  Commitments; Loans.

     A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company and its Subsidiaries set forth herein and in the other Loan Documents, the Lender hereby agrees to make the Loans described in this subsection. Subject to the terms and conditions of the Agreement, the Lender agrees to lend to the Company from time to time during the period from the Closing Date to but excluding the Maturity Date an aggregate amount not exceeding the Loan Commitment, to be used for the purposes identified in subsection 2.5A. The Lender's Loan Commitment shall expire on the Maturity Date and all Loans and all other amounts owed hereunder with respect to the Loans and the Loan Commitments shall be paid in full no later than that date.

     B. Borrowing Mechanics. Subject to the requirements of subsection 3.1Q, on the Closing Date the Company may request that the Lender make a loan of $5,000,000 and thereafter once a week for the next two calendar weeks the Company may request that the Lender make two additional installments of $2,500,000 each (such three installments to be collectively known as the "Initial Loan"). After January 1, 1999, the Company may request one additional Loan each week, subject to the terms and conditions hereof in an amount no greater than $3,750,000. Loans may only be requested once a week. Whenever the Company desires that the Lender make Loans it shall deliver to the Lender a Notice of Borrowing no later than 12:00 Noon (New York time), at least three (3) Business Days in advance of the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day) and
(ii) the amount of Loan requested. In lieu of delivering the above-described Notice of Borrowing, the Company may give the Lender telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Lender on or before the applicable Funding Date.

     The Lender shall not incur any liability to the Company in acting upon any telephonic notice referred to above that the Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of a Loan by the Lender in accordance with this Agreement pursuant to any such telephonic notice the Company shall have effected Loans hereunder.

     The Company shall notify the Lender prior to the funding of any Loans in the event that any of the matters to which the Company is required to certify in the applicable Notice of Borrowing are no longer true and correct as of the applicable Funding Date, and the acceptance by the Company of the proceeds of any Loans shall constitute a re-certification by the Company, as of the applicable Funding Date, as to the matters to which the Company is required to certify in the applicable Notice of Borrowing.

     C. Disbursement of Funds. No later than 2:00 p.m. (New York time) on the applicable Funding Date, upon satisfaction of the conditions precedent specified in subsections 3.1 and 3.2, the Lender shall make the proceeds of the Loan available to the Company by causing an amount of same day funds equal to the Loan to be credited to the account of the Company at the account designated by the Company.

     D. The Register.

          (i) The Lender shall maintain, at its address referred to in subsection 9.8, a register for the recordation of the Loans from time to time (the "Register"). The Register shall be available for inspection by the Company at any reasonable time and from time to time upon reasonable prior notice.

          (ii) The Lender shall record in the Register the Commitments and the outstanding Loans from time to time and each repayment or prepayment in respect of the principal amount of the outstanding Loans. Any such recordation shall be conclusive and binding on the Company and the Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of the applicable Loans.

          (iii) The Company hereby designates the Lender to serve as the Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and the Company hereby agrees that, to the extent the Lender serves in such capacity, the Lender and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 9.3.

     E. Notes. The Company shall execute and deliver on the Closing Date to the Lender a Note substantially in the form of Exhibit II annexed hereto, respectively, to evidence the Lender's Loans in the principal amount of the Lender's Loans and with other appropriate insertions. The Notes and the Obligations evidenced thereby shall be governed by, subject to and benefit from all of the terms and conditions of this Agreement and the other Loan Documents and shall be secured by the Collateral.

2.2  Interest on the Loans.

     A. Rate of Interest. Each Loan shall bear interest on the unpaid principal amount thereof from the date made to maturity (whether by acceleration or otherwise) at a rate equal to the Interest Rate.

     B. [RESERVED]

     C. Interest Payments. Subject to the provisions of subsection 2.2E, accrued interest on each Loan shall be payable in arrears on each Interest Payment Date, upon any prepayment of that Loan (to the extent accrued on the amount being
prepaid)  and  at  maturity  (including  final  maturity,   by  acceleration  or
otherwise).

     D. [RESERVED]

     E. Post-Default Interest. Upon the occurrence and during the continuation of any Default, the outstanding principal amount of all Loans and, to the extent permitted by Applicable Law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code, or other applicable bankruptcy or insolvency laws) payable upon demand at a rate that is five percent (5%) per annum in excess of the Interest Rate. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or otherwise prejudice or limit any rights or remedies of the Lender.

     F. Computation of Interest. Interest on Loans shall be computed on the basis of a 365 or 366-day year, as applicable, and for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan shall be included, and the date of payment of such Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  Commitment Fee.

     The Company agrees to pay to the Lender commitment fees with respect to the Loans for the period from and including the date hereof to and excluding the Maturity Date, equal to the sum of the average of the daily excess of the Loan Commitments over the sum of the aggregate principal amount of Loans outstanding multiplied by 1.0% per annum. The foregoing commitment fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable in arrears on the Maturity Date.

2.4 Repayments, Prepayments and Reductions in Commitments; General Provisions Regarding Payments.

     A. Scheduled Payments of Loans. The Company shall repay all outstanding Loans on the Maturity Date.

     B. Prepayments and Reductions in Commitment.

          (i) Voluntary Prepayments. The Company may at any time and from time to time prepay, without premium or penalty, the Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the Loans shall become due and payable on the prepayment date specified in such notice and in the aggregate principal amount specified therein. Once repaid, Loans may not be reborrowed.

          (ii) Mandatory Prepayments.

               (a) On the Maturity Date, the Loan Commitment of the Lender shall automatically reduce to zero and may not be reinstated. The Company may reduce or terminate the Loan Commitment at any time and from time to time in whole or in part. Each such reduction must be in an amount not less than $5,000,000 (and in increments of $1,000,000 thereafter). If the Company seeks to reduce the Commitment to an amount less than $1,000,000, then the Loan Commitment shall be reduced to zero and this Agreement shall be terminated. Once reduced, no portion of the Loan Commitment shall be reinstated.

               (b) The Loans shall be prepaid in the manner provided in subsection 2.4B from time to time to the extent necessary so that the aggregate principal amount of all Loans outstanding shall not at any time exceed the Commitments then in effect.

               (c) The Company shall, immediately upon receipt of the Net Cash Proceeds of any Asset Sale, Debt Incurrence, Equity Issuance and Recovery Event prepay the Loans in an amount equal to the amount of such Net Cash Proceeds.

     C. Application of Proceeds of Collateral. All proceeds received by the Lender, as the case may be, in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of the Lender, be held by the Lender as Collateral for, and/or (then or at any time thereafter) applied in full or in part by the Lender against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

               (a) to the payment of all costs and expenses of such sale, collection or other realization, including without limitation reimbursement of reasonable out-of-pocket expenses including reasonable fees of counsel, and all other reasonable liabilities and advances made or incurred by the Lender in connection therewith, and all amounts for which the Lender is entitled to indemnification under such Collateral Document and all advances made by the Lender thereunder for the account of the Company, and to the payment of all reasonable costs and expenses paid or incurred by the Lender in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

               (b) thereafter, to the extent of any excess proceeds, to the payment of all other such Secured Obligations; and

               (c) thereafter, to the extent of any excess proceeds, to the payment to or upon the order of the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     D. General Provisions Regarding Payments.

          (i) Manner and Time of Payment. All payments by the Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Lender not later than 12:00 Noon (New York time) on the date due at the account of the Lender; funds received by the Lender after that time on such due date shall be deemed to have been paid by the Company on the next succeeding Business Day.

          (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and in any event any payments made in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (iii) Payments on Business Days. Except if expressly provided otherwise, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (iv) Notation of Payment. The Lender agrees that before disposing of any Note held by it, or any part thereof, the Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect such disposition or the obligations of the Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5  Use of Proceeds.

     A. Loans. The proceeds of all Loans shall be applied by the Company for working capital and general corporate purpose of the Company and its Subsidiaries. The proceeds of the Loans shall not be used, directly or indirectly, to purchase the stock or assets of any corporation, partnership or other entity.

     B. Compliance With Laws. The Company undertakes that no portion of the proceeds of any Loans shall be used by the Company or any of its Subsidiaries in any manner which would be illegal under, or which would cause the invalidity or unenforceability (in each case in whole or in part) of any Loan Document under, any Applicable Law.

     C. Margin Regulations. Without limiting the generality of subsection 2.5B, no portion of the proceeds of any borrowing under this Agreement shall be used by the Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  Increased Costs.

     In the event that the Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) at any time, that the relevant Interest Rate applicable to the Loans shall not represent the effective cost to the Lender for funding or maintaining Loans, or the Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any Loan, in any such case because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order, whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other reasonable circumstances affecting the Lender, then, and in any such event, the Lender shall, promptly after making such determination, give notice (by telephone confirmed in writing) to the Company of such determination. Thereafter, the Company shall pay to the Lender, upon the Lender's delivery of written demand therefor to the Company, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as the Lender in its sole discretion shall determine) as shall be required to compensate the Lender for such increased costs or reduction in amounts received or receivable hereunder.

2.7  Taxes.

     A. Payments to Be Free and Clear. All sums payable by the Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of the Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from which a payment is made by or on behalf of the Company.

     B. Withholding of Taxes. If the Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Company to the Lender under any of the Loan Documents:

               (a) The Company shall notify the Lender of any such requirement or any change in any such requirement as soon as the Company becomes aware of it;

               (b) The Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Company) for its own account or (if that liability is imposed on the Lender) on behalf of and in the name of the Lender;

               (c) the sum payable by the Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Company shall deliver to the Lender evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to the Lender under clause (c) above except to the extent that any change after the Closing Date in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement in respect of payments to the Lender.


                                   SECTION 3.
                               CONDITIONS TO LOANS

     The obligation of the Lender to make any Loans hereunder is subject to the satisfaction of the following conditions.

3.1  Conditions to Loans.

     The obligations of the Lender to make the Loans are, in addition to the conditions precedent specified in subsection 3.2, subject to prior or concurrent satisfaction of the following conditions:

     A. Company Documents. On or before the Closing Date, each of the Company and its Subsidiaries shall deliver or cause to be delivered to the Lender the following, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the state of its incorporation, each state in which it is qualified as a foreign corporation to do business, each dated a recent date prior to the Closing Date;

          (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party as of the Closing Date;

          (v) Executed originals of this Agreement and the other Loan Documents to which it is a party; and

          (vi) Such other documents as the Lender may reasonably request.

     B. Collection of Accounts. The Company shall instruct all account debtors on the Accounts of the Company to remit all Collections to the account specified on Schedule 3.1B (the "Blocked Account") at the financial institution specified on such Schedule or such other financial institution reasonably acceptable to the Lender (the "Lockbox Bank"). The Company, the Lender and the Lockbox Bank shall enter into an agreement substantially in the form of Exhibit VI (the "Lockbox Agreement"). All Collections and other amounts received by the Company from any account debtor shall upon receipt be deposited into the Blocked Account. Termination of such arrangements shall be subject to approval by the Lender. The Lender shall not be entitled to deliver a Redirection Notice (as defined in the Lockbox Agreement) to the Lockbox Bank until the occurrence of an Event of Default. Subject to the terms of this Agreement and the Lockbox Agreement, the Company hereby agrees that all payments received by the Lender, whether by cash, check, wire transfer or any other instrument, made to such Blocked Account or otherwise received by the Lender and whether on the Accounts or as proceeds of other Collateral or otherwise will be sole and exclusive property of the Lender.

     C. Necessary Consents. The Company shall have obtained all consents of Governmental Authorities and other Persons necessary in connection with the continued operation of the business conducted by the Company and its Subsidiaries, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Lender.

     D. Perfection of Security Interests. The Company shall have taken or caused to be taken such actions in such a manner so that the Lender has a valid and perfected first priority security interest in the Collateral. Such actions shall include, without limitation, the delivery to the Lender of (a) the Collateral Documents, (b) the results of a recent search, by a Person satisfactory to the Lender, of all effective UCC financing statements and all judgment and tax lien filings which may have been made with respect to any personal property of the Company, together with copies of all such filings disclosed by such search, (c) Uniform Commercial Code financing statements executed by the Company as to all such Collateral granted by the Company for all jurisdictions as may be necessary or desirable to perfect the Lender's security interest in such Collateral, and
(d) evidence reasonably satisfactory to the Lender that all other filings, recordings and other actions the Lender deems necessary or advisable to establish, preserve and perfect the Liens granted to the Lender in personal property shall have been made.

     E. [RESERVED]

     F. Opinions of Company's Counsel. The Lender and its counsel shall have received originally executed copies of one or more favorable written opinions of the general counsel and special New York counsel for the Company, in form and substance reasonably satisfactory to the Lender and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit V and otherwise reasonably satisfactory to the Lender.

     G. Fees and Expenses. The Company shall have paid to the Lender the fees payable on the Closing Date referred to in subsection 2.3 and any expenses owing to any Person by the Company as of the Closing Date.

     H. Financial Statements. On or before the Closing Date, the Lender shall have received from the Company the financial information and projections described in subsection 4.3 hereof, together with supporting documentation in respect thereof, all in form and substance satisfactory to Lender.

     I. Evidence of Insurance. The Lender shall have received satisfactory certificates of insurance with respect to each of the insurance policies required pursuant to subsection 5.4, and the Lender shall be satisfied with the nature and scope of these insurance policies.

     J. Environmental. (i) The Lender shall have received information in form, scope and substance reasonably satisfactory to the Lender with respect to all Environmental Liabilities to which the Company may be subject, and (ii) the Lender shall be reasonably satisfied that the amount and nature of any such Environmental Liabilities and the plans of the Company with respect thereto, could not be reasonably expected to have a Material Adverse Effect.

     K. No Material Adverse Effect. (i) After the date of the funding of the Initial Loan, since September 30, 1998, (x) no Material Adverse Effect (in the sole opinion of the Lender) shall have occurred, and (y) there shall not have been any material adverse change, or any event, condition (financial or otherwise) or development that could have a material adverse change, in or affecting the general affairs, industry, management, condition, financial position, prospects, shareholders equity or results of operations of Company,
(ii) any information submitted to Lender shall not have been inaccurate, incomplete or misleading in any respect, which the Lender, in its good faith judgment, deems to be material and adverse, and (iii) there shall not have occurred or become known to the Lender any event or events, adverse condition or change that, individually or in the aggregate, could have a Material Adverse Effect.

     L. Corporate and Capital Structure, Ownership, Management, Etc.

          (i) Corporate Structure. The corporate organizational structure of the Company shall be as set forth on Schedule 3.1L annexed hereto.

          (ii) Capital Structure and Ownership. The capital structure and ownership of the Company shall be as set forth on Schedule 3.1L annexed hereto.

          (iii) Management; Employment Contracts. The management structure of the Company shall be as set forth on Schedule 3.1L annexed hereto. The Lender shall have received copies of, and shall be reasonably satisfied with the form and substance of, any and all employment contracts with senior management of the Company.

     M. Representations and Warranties; Performance of Agreements. The Company shall have delivered to the Lender an Officer's Certificate, in form and substance satisfactory to the Lender, to the effect that the representations and warranties in Section 4 hereof are true and correct in all material respects on and as of the Closing Date, to the same extent as though made on and as of that date and that the Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by them on or before the Closing Date.

     N. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be satisfactory in form and substance to the Lender and its counsel, and the Lender and such counsel shall have received all such counterpart originals or certified copies of such documents, instruments and legal opinions as the Lender may reasonably request.

     O. No Litigation.  Except as otherwise  disclosed to the Lender pursuant to
Schedule 3.1(O) or in the Company's securities law filings, there shall be no litigation or administrative proceedings or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could have a Material Adverse Effect.

     P. Investment Rights Agreement. The Company shall have executed and delivered the Investment Rights Agreement

     Q. Additional Debt. In order to borrow more than an aggregate amount of $10,000,000 under this Agreement, the Company shall have borrowed $3,000,000 from another source, which debt may rank pari passu with the debt borrowed under this Agreement.

     R. Subsidiary Guaranty. All Subsidiaries of the Company shall have executed a copy of the Subsidiary Guaranty which is attached hereto as Exhibit VIII.

3.2  Conditions to All Loans.

     The obligations of the Lender to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. The Lender shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer or the chief financial officer of the Company or by any executive officer of the Company designated by any of the above-described officers on behalf of the Company in a writing delivered to the Lender.

     B. As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute a Default or Event of Default;

          (iii) The Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement and the other Loan Documents provide shall be performed or satisfied by it on or before that Funding Date;

          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Lender from making the Loan to be made by it, on that Funding Date;

          (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

          (vi) There shall not be pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, Environmental Claim, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries that has not been disclosed by the Company in writing and that is required to be so disclosed pursuant to subsection 4.6, 4.13 or 5.1(xi) prior to the making of the last preceding Loans, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, Environmental Claim, governmental investigation or arbitration so disclosed that, in either event, in the good faith opinion of the Lender, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of any of the transactions contemplated by this Agreement, including the making of Loans hereunder;

          (vii) Neither the Company nor its Subsidiaries shall have any Hedge Agreements in effect;

          (viii) Except for the funding of the Initial Loan, for each of the fifteen days prior to any Funding Date the daily volume weighted average per share price of the common stock of the Company shall be at or above $5.00 as determined by Bloomberg, L.P.;

          (ix) Except for the funding of the Initial Loan, the cash flow of the Company for the fourth quarter of 1998 (as determinable after January 1, 1999) shall match or be more positive than the Projections which the Company has delivered to the Lender prior to the Closing Date;

          (x) The shareholder's equity of the Company as applied on a consistent basis with GAAP shall be greater than $150,000,000; and

          (xi) Except for the funding of the Initial Loan, the value of the Collateral shall be greater than $28,000,000, as determined by the Lender in its reasonable discretion.

3.3 Sole Discretion of the Lender. Notwithstanding anything to the contrary herein, after the Initial Loan is made hereunder, the availability of the Loan Commitment and the making of any subsequent Loans shall be made in the sole discretion of the Lender.


                                   SECTION 4.
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement and to make the Loans, the Company represents and warrants to the Lender, on the date of this Agreement, on the Closing Date and on each Funding Date, that the following statements are true and correct.

4.1  Organization,   Powers,   Qualification,   Good   Standing,   Business  and
Subsidiaries.

     A. Organization and Powers. The Company and each of its Subsidiaries which is a corporation are duly organized, validly existing and in good standing under the laws of their respective states of organization. Each Subsidiary of the Company which is a partnership or limited liability company is a duly organized and validly existing limited partnership or limited liability company under the laws of its jurisdiction of formation and is in good standing in such jurisdiction. The Company and each of its Subsidiaries has all requisite corporate, partnership or limited liability company (as applicable) power and authority to own and operate their respective properties and to carry on their respective business as now conducted and as proposed to be conducted, and the Company and each of its Subsidiaries has all requisite corporate, partnership or limited liability company (as applicable) power and authority to enter into the Loan Documents, to carry out the transactions contemplated thereby and, in the case of the Company, to issue and pay the Notes.

     B. Qualification and Good Standing. The Company and each of its Subsidiaries are qualified or authorized to do business and in good standing in every jurisdiction where their respective assets are located and wherever necessary to carry out their respective businesses and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

     C. Conduct of Business. The Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 6.9.

4.2  Authorization of Borrowing, etc.

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate and/or partnership (as applicable) action on the part of the Company.

     B. No Conflict. After giving effect to the consummation of the transactions contemplated hereby to occur on the Closing Date, the execution, delivery and performance by the Company of the Loan Documents, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company, the Organizational Certificate or any other Organizational Documents of the Company or any order, judgment or decree of any court or other agency of government binding on the Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company (other than any Liens created under any of the Loan Documents in favor of the Lender), or (iv) require any approval of stockholders, partners or members or any approval or consent of any Person under any Contractual Obligation of the Company, except for such approvals or consents which will be obtained on or before the Closing Date and have been disclosed in writing to the Lender.

     C. Governmental Consents. The execution, delivery and performance by the Company of the Loan Documents, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except to the extent obtained on or before the Closing Date.

     D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     E. Collateral Documents. The security interests created in favor of the Lender under the Collateral Documents will at all times from and after the Closing Date constitute, as security for the obligations purported to be secured thereby, a legal, valid and enforceable security interest in and first priority perfected Lien on all of the Collateral referred to therein in favor of the Lender. The Company has good title to its respective Collateral. No consents, filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests purported to be created by any of the Collateral Documents, other than such as have been obtained and which remain in full force and effect and other than the filing of Uniform Commercial Code Financing Statements delivered to the Lender for filing but not yet filed, and the periodic filing of Uniform Commercial Code continuation statements in respect of Uniform Commercial Code financing statements filed by or on behalf of the Lender.

     F. Absence of Third-Party Filings. Except for Permitted Encumbrances and except as set forth on Schedule 6.2 annexed hereto, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

     G. Margin Regulations. Neither the making of the Loans nor the pledge of the Collateral pursuant to the Collateral Documents violates Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

4.3  Financial Condition; Projections.

     A. Financial Statements. The Company has heretofore delivered to the Lender, at the Lender's request, the following financial statements and information with respect to the Company, pro forma quarterly consolidated balance sheets of the Company as at September 30, 1998, together with a related pro forma consolidated statements of income, operations, stockholder's equity and cash flows for the Fiscal Quarter then ended, together will all supporting documentation for any of the foregoing reasonably requested by the Lender. All such statements are in material compliance with Regulation S-X of the Securities Act, as interpreted by the staff of the Securities and Exchange Commission, for a public offering registered under the Securities Act, and were prepared in conformity with GAAP and fairly present, in all material respects, the financial position of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure required in accordance with GAAP. The Company does not have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the financial statements referred to in the preceding clauses of this subsection, the most recent financial statements delivered pursuant to subsection 5.1 or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, or financial condition of the Company.

     B. Projections. On and as of the Closing Date, the projections of the Company delivered to the Lender with the Officer's Certificate on the Closing Date (the "Projections") are based on good faith estimates and assumptions made by the management of the Company, it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material. Notwithstanding the foregoing, as of the Closing Date, management of the Company believed that the Projections were reasonable and attainable.

4.4  No Material Adverse Change.

     After the date of the funding of the Initial Loan, except, in any case, as disclosed to the Lender in writing prior to the Closing Date, no event or change has occurred that has caused or evidences or could reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect.

4.5  Title to Properties; Liens; Real Property; Intellectual Property.

     A. Title to Properties; Liens. After giving effect to the transactions contemplated hereby, the Company has good and marketable title in all of their respective properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1, except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.7 and except for such defects that neither individually nor in the aggregate could reasonably be expected to have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

     B. Intellectual Property. The Company and its Subsidiaries own or have the valid right to use all trademarks and service marks, trade names, patents, copyrights, trade secrets and technology used in or necessary to conduct the Company's and its Subsidiaries' business (collectively, the "Intellectual
Property"), free and clear of any and all Liens other than Permitted Encumbrances. All registrations therefor are in full force and effect and are valid and enforceable. The conduct of the Company's and its Subsidiaries' business as currently conducted, including, but not limited to, all products, processes or services, made, offered or sold by the Company and its Subsidiaries, does not infringe upon, violate, misappropriate or dilute any intellectual property of any third party which infringement, violation, misappropriation or dilution could reasonably be expected to have a Material Adverse Effect. To the best of the Company's and its Subsidiaries' knowledge, no third party is infringing upon the Intellectual Property in any material respect. There is no pending or to the best of the Company's and its Subsidiaries' knowledge, threatened claim or litigation contesting the Company's right to own or use any material Intellectual Property or the validity or enforceability thereof.

4.6  Litigation; Adverse Facts.

     Except as set forth in Schedule 4.6, there is no action, suit, proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Company (after due inquiry), threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries that, either individually or in the aggregate together with all other such actions, proceedings and investigations, has had, or could reasonably be expected to result in, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is (i) in violation of any Applicable Law that has had, or could reasonably be expected to result in, a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that has had, or could reasonably be expected to result in, a Material Adverse Effect.

4.7  Payment of Taxes.

     Except to the extent permitted by subsection 5.3, all material tax returns and reports of the Company and its Subsidiaries required to be filed by any of them have been timely filed and are true, correct and complete in all material respects, and all material taxes, assessments, fees and other governmental charges upon the Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Neither the Company nor any of its Subsidiaries knows of any proposed tax assessment against the Company or any of its Subsidiaries other than those which are being actively contested by the Company or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as may be required in conformity with GAAP shall have been made or provided therefor.

4.8  Performance of Agreements; Materially Adverse Agreements.

     Except, in any case, as disclosed in writing to the Lender on or prior to the Closing Date:

     A. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

     B. Neither the Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreement or instrument or any charter or other internal restriction which has had, or could reasonably be expected (based upon assumptions that are reasonable at the time made) to result in, individually or in the aggregate, a Material Adverse Effect.

4.9  Governmental Regulation.

     Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.10 Securities Activities.

     Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

4.11 Employee Benefit Plans.

     A. The Company and each of its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee
Benefit Plan, except to the extent that any non-compliance with ERISA or any such failure to perform would not result in material liability of the Company or any of its ERISA Affiliates.

     B. No ERISA Event has occurred which has resulted or is reasonably likely to result in any material liability of the Company or any of its ERISA Affiliates to the PBGC or to any other Person.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code and/or Section 601 of ERISA, neither the Company nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of the Company or any of its Subsidiaries other than as set forth on
Schedule 4.11 annexed hereto.

     D. No Pension Plan has an Unfunded Current Liability in an amount that would have a Material Adverse Effect.

     E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, could not reasonably be expected to have a Material Adverse Effect.

4.12 Certain Fees.

     No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the loan transactions contemplated hereby, and the Company hereby indemnifies the Lender against, and agrees that it will hold the Lender harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.13 Environmental Matters.

          (i) The Company, each of its Subsidiaries and, to the knowledge of the Company (after due inquiry), each of the tenants under any leases or occupancy agreements affecting any portion of the Facilities, are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company, each of its Subsidiaries and each of such tenants of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company (after due inquiry), any of the tenants under any leases or occupancy agreements affecting any portion of the Facilities has received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, alleging that the Company, any of its Subsidiaries, or any such tenants is not in such compliance, and there are no past or present (or to the best knowledge of the Company, future) actions, activities, circumstances conditions, events or incidents that may prevent or interfere with such compliance in the future.

          (ii) There is no Environmental Claim pending or threatened against the Company or any of its Subsidiaries or, to the best knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law which would have a Material Adverse Effect.

          (iii) There are no past or present (or to the best knowledge of the Company, future) actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material which could form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or to the best knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law which would have a Material Adverse Effect.

          (iv) The Company and its Subsidiaries have not, and to the best knowledge of the Company, no other Person has placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company and its Subsidiaries (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no Release of any such substances).

          (v) No Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

          (vi) Without in any way limiting the generality of the foregoing none of the Facilities contain any: underground storage tanks; asbestos; polychlorinated biphenyls; underground injection wells; radioactive materials; or septic tanks or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged or disposed.

4.14 Employee Matters.

     There is no strike, work stoppage or other condition relating to the Company's employees in existence or threatened involving the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

4.15 Inactive Subsidiaries.

     The Subsidiaries of the Company listed on Schedule 4.15 hereto are inactive and have no material assets.

4.16 [RESERVED]

4.17 Disclosure.

     The representations and warranties of the Company contained in the Loan Documents and all information contained in any other document, certificate or written statement furnished to the Lender by or on behalf of the Company for use in connection with the transactions contemplated by this Agreement or any other Loan Document, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact (known to the Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

4.18 Year 2000 Problems.

     The Company has (i) engaged in a process of assessment of the existence of the Year 2000 Problems reasonably appropriate to the scope and complexity of their respective Systems; (ii) adopted and are successfully implementing a plan of correction ("Plan of Correction") which, the Company reasonably believes will result in a substantial elimination of Year 2000 Problems (and, in any event, all Year 2000 Problems which could reasonably be expected to have a Material Adverse Effect) which might have a Material Adverse Effect and, in the case of all Systems (as defined in the definition of Year 2000 Problems) critical to the business or operations of the Company and its Subsidiaries, elimination in all material respects of Year 2000 Problems prior to any processing failure of a System or Systems due to Year 2000 Problems which might have a Material Adverse Effect; (iii) adopted and are successfully implementing validation procedures calculated to test on an ongoing basis the sufficiency of the Plan of Correction, its implementation, and the correction of Year 2000 Problems in substantially all Systems and all Systems critical to the business or operations of the Company and its Subsidiaries; and (iv) adopted and are successfully implementing policies and procedures requiring regular reports to, and monitoring by, senior management of the Company concerning the foregoing matters.

     The Company reasonably believes that, as relating to the Company and each of its Subsidiaries, individually and taken as a whole, (x) the assessment and correction of Year 2000 Problems, including, without limitation, the Plan of Correction, and the testing of all Systems and the correction of Year 2000 Problems, in each case, which, individually or in the aggregate, if not corrected could reasonably be expected to have a Material Adverse Effect, will be completed on or prior to December 31, 1998, (y) a Material Adverse Effect will not occur as a result of any Year 2000 Problem, and (z) the aggregate costs and expenses incurred and reasonably expected to be incurred in connection with the assessment and correction of Year 2000 Problems, including, without limitation, the Plan of Correction, and the testing and monitoring of all Systems and the correction of Year 2000 Problems, could not reasonably be expected to have a Material Adverse Effect.


                                   SECTION 5.
                              AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless the Lender shall otherwise give prior written consent, the Company shall perform, and shall cause each of its Subsidiaries, as applicable, to perform, all covenants in this Section 5.

5.1  Financial Statements; Collateral Reports and Other Reports.

     The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to the Lender:

          (i) Monthly Financials: as soon as available and in any event within thirty (30) days after each calendar month-end commencing with the calendar month ending November 30, 1998, or in the case of the third month of any fiscal quarter, within forty-five (45) days after the end of such month,
     (a) the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of each fiscal month and the related consolidated and consolidating statements of income, and consolidated statement of cash flows of the Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth, in the case of statements of income only, in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 5.1(xiii), all prepared in accordance with GAAP and in reasonable detail and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; and (b) a narrative report describing the operations of the Company and its Subsidiaries taken as a whole in the form prepared for presentation to senior management for such month and for the period from the beginning of the then current Fiscal Year to the end of such month;

          (ii) Quarterly Financials: as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 1998, (a) the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income and consolidated statement of cash flows of the Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth, in the case of statements of income only, in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 5.1(xiii), all prepared in accordance with the GAAP and in reasonable detail and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of the Company and its Subsidiaries taken as a whole in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

          (iii)  Year-End  Financials:  as soon as  available  and in any  event within ninety (90) days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income and consolidated statement of cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth, in the case of statements of income only, in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 5.1(xiii) for the Fiscal Year covered by such financial statements, all prepared in accordance with the GAAP and in reasonable detail and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of the Company and its Subsidiaries taken as a whole in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Lender, which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv) Officer's and Compliance Certificates: together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of the Company stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer did not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Default or Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and
     (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 6;

          (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 4.3, the consolidated financial statements of the Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 5.1 following such change, consolidated financial statements of the Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two (2) full fiscal years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and
     (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 5.1 following such change, a written statement of the chief accounting officer or chief financial officer of the Company setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change, if reasonably requested by the Lender;

          (vi) Accountants' Certification: together with each delivery of consolidated financial statements of the Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit has included a reading of the terms of this Agreement and the other Loan Documents as they relate to the conditions set forth in subsection 3.2B and accounting matters, and (b) stating whether, in connection with their audit examination, any condition or event, insofar as such condition or event relates to the conditions set forth in subsection 3.2B or accounting matters, that constitutes an Default or Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination;

          (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to the Company by a national independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries;

          (ix) Events of Default, etc.: promptly upon any officer of the Company obtaining knowledge (a) of any condition or event that constitutes a Default or an Event of Default, (b) that any Person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed by the Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if the Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences or could be reasonably expected to cause, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Default, Event of Default, default, event or condition, and what action the Company (or applicable Subsidiary) has taken, is taking and proposes to take with respect thereto;

          (x) Litigation or Other Proceedings: (a) promptly upon any officer of the Company obtaining knowledge of (X) the institution of, or threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), Environmental Claim, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by the Company to the Lender or (Y) any material development in any Proceeding that, in any case:

               (a) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

               (b) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to the Company to enable the Lender and its counsel to evaluate such matters; and (b) within forty-five (45) days after the end of each fiscal quarter of the Company, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Company or any of its Subsidiaries equal to or greater than $2,500,000 and promptly after request by the Lender such other information as may be reasonably requested by the Lender to enable the Lender and its counsel to evaluate any of such Proceedings;

          (xi) ERISA Events: promptly upon the Company becoming aware of the occurrence of any ERISA Event that would result in a material liability of the Company or any of its ERISA Affiliates, a written notice specifying the nature thereof, what action the Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii) ERISA Notices: with reasonable promptness, copies of (a) all written notices received by the Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Lender shall reasonably request;

          (xiii) Financial Plans: as soon as practicable and in any event no later than the beginning of each Fiscal Year, a monthly consolidated and consolidating plan and financial forecast for the next succeeding Fiscal Year, including without limitation (a) forecasted consolidated balance sheet and forecasted consolidated and consolidating statements of income and consolidated statement of cash flows of the Company and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (b) such other information and projections as the Lender may reasonably request;

          (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to the Lender outlining all material insurance coverage maintained as of the date of such report by the Company and its Subsidiaries and all material insurance coverage planned to be maintained by the Company and its Subsidiaries in the immediately succeeding Fiscal Year;

          (xv) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, if any, whether prepared by personnel of the Company or any of its Subsidiaries or by independent consultants, with respect to environmental matters at any Facility or which relate to any Environmental Liabilities which could result in a Material Adverse Effect of which the Company has a copy;

          (xvi) Regulatory Notices: promptly upon receipt, notification of any non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of, or of any hearing, proceeding or investigation regarding, any license held by the Company or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect;

          (xvii) Material Contracts: promptly after (a) any Material Contract is terminated or expires or is renewed or is, amended or otherwise modified in any material manner, (b) any new Material Contract is entered into, or (c) any material notice or other communication is delivered by any party to any Material Contract pursuant thereto or in respect thereof, notice and a copy thereof and, in the case of any such renewal, amendment, other modification or new Material Contract, a description in reasonable detail of the material terms thereof;

          (xviii) Material Bids: promptly after (a) the Company places a bid which could result in a Material Contract and (b) the Company receives notice that it has failed to receive a bid which would have resulted in a Material Contract, a description in reasonable detail of the material terms of the bid;

          (xix) Merger/Sale Discussions: promptly upon knowledge of any discussions, negotiations or offers regarding the purchase of all or substantially all of the stock or assets of the Company, or merger of the Company with any other entity, notification regarding such discussions, negotiations or offers together with documentation describing them in reasonable detail; and

          (xx)  Other  Information:   with  reasonable  promptness,  such  other
     information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by the Lender.

5.2  Corporate Existence.

     Except as permitted under subsection 6.6, the Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to the business of the Company and its Subsidiaries (on a consolidated basis).

5.3  Payment of Taxes and Claims; Tax Consolidation.

     A. The Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. The Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated, combined or other similar income tax return with any Person (other than Subsidiaries of the Company).

5.4  Maintenance of Properties; Insurance.

     The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds and with respect to liability customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of casualty insurance covering damage to or loss of property shall name the Lender as additional insured and as the loss payee thereunder for all losses, each such policy of liability insurance coverage shall name the Lender as an additional insured, and all such policies of insurance shall provide for at least thirty (30) days' prior written notice to the Lender of any modification or cancellation of such policy. 5.5 Inspection; Lender Meeting.

     The Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by the Lender to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances, strategy and accounts with its and their officers and independent public accountants. Without in any way limiting the foregoing, the Company will, upon the request of the Lender, participate in a meeting of the Lender once during each month to be held at the Company's corporate offices (or such other location as may be agreed to by the Company and the Lender) at such time as may be requested by the Lender.

5.6  Compliance with Laws, etc.

     The Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

5.7  Environmental Disclosure and Inspection.

     A. The Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

     B. The Company agrees that the Lender may, from time to time, retain, at the Company's expense, an independent professional consultant reasonably acceptable to the Company to review any report relating to Hazardous Materials prepared by or for the Company and to conduct its own investigation of any Facility currently owned, leased, operated or used by the Company or any of its Subsidiaries, if (x) an Default or Event of Default shall have occurred and be continuing, or (y) the Lender reasonably believes (1) that an occurrence relating to such Facility is likely to give rise to an Environmental Liability or (2) that a violation of an Environmental Law on or around such Facility has occurred or is likely to occur, which could, in either such case, result in a Material Adverse Effect. The Company agrees to use all reasonable efforts to obtain permission for the Lender's professional consultant to conduct its own investigation of any such Facility previously owned, leased, operated or used by the Company or any of its Subsidiaries. The Company shall use its reasonable efforts to obtain for the Lender and its agents, employees, consultants and contractors the right, upon reasonable notice to the Company, to enter into or on to the Facilities currently owned, leased, operated or used by the Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by the Company and the Lender, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. The Company and the Lender hereby acknowledge and agree that any report of any investigation conducted at the request of the Lender pursuant to this subsection 5.7B will be obtained and shall be used by the Lender for the purposes of the Lender's internal credit decisions, to monitor and police the Loans and to protect the Lender's security interests, if any, created by the Loan Documents. The Lender agrees to deliver a copy of any such report to the Company with the understanding that the Company acknowledges and agrees that (i) it will indemnify and hold harmless the Lender from any costs, losses or liabilities relating to the Company's use of or reliance on such report, (ii) the Lender makes any representation or warranty with respect to such report, and
(iii) by delivering such report to the Company, the Lender is not requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     C. The Company shall promptly advise the Lender in writing and in reasonable detail of (i) any Release or threatened Release of any Hazardous Materials required to be reported to any federal, state, local or foreign governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all communications (written or oral) with respect to any pending or threatened Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release or threatened Release of Hazardous Materials, (iii) any Cleanup performed by the Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Liability having a Material Adverse Effect, or (y) any Environmental Liabilities that could have a Material Adverse Effect, (iv) the Company's discovery of any occurrence or condition on any property that could cause any Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that fairly suggests such agency is investigating whether the Company or any of its Subsidiaries may be potentially responsible for a Release or threatened Release of Hazardous Materials.

     D. The  Company  shall  promptly  notify  the  Lender  of (i) any  proposed acquisition of stock, assets, or property by the Company or any of its Subsidiaries that could reasonably be expected to expose the Company or any of its Subsidiaries to, or result in, Environmental Liability that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by the Company or any of its Subsidiaries and (ii) any proposed action to be taken by the Company or any of its Subsidiaries to commence manufacturing, industrial or other similar operations that could reasonably be expected to subject the Company or any of its Subsidiaries to additional Environmental Laws, including, without limitation, Environmental Laws requiring additional environmental permits or licenses, that are materially different from the Environmental Laws applicable to the operations of the Company and its Subsidiaries as of the Closing Date.

     E. The Company shall, at its own expense, provide copies of such documents or information as the Lender may reasonably request in relation to any matters disclosed pursuant to this subsection 5.7.

5.8  The Company's Remedial Action Regarding Hazardous Materials.

     The Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Hazardous Materials on, under or affecting any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect. In the event the Company or any of its Subsidiaries undertakes any cleanup action with respect to the presence, Release or threatened Release of any Hazardous Materials on or affecting any Facility, the Company or such Subsidiary shall conduct and complete such cleanup action in material compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, the Company's or such Subsidiary's liability for such presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Hazardous Materials is being contested in good faith by the Company or such Subsidiary.

5.9  Collateral Matters.

     The Company shall deliver at least thirty (30) Business Days' prior written notice to the Lender of any change in the location of the chief executive office or place of business of the Company or any of its Subsidiaries from the locations specified in Schedule 5.9. At least twenty (20) Business Days prior to any such change, the Company shall cause to be executed and delivered to the Lender any financing statements or other documents required by the Lender, all in form and substance satisfactory to the Lender.

5.10 Further Assurances.

     At any time or from time to time upon the request of the Lender, the Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Lender may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents.

5.11 [RESERVED]

5.12 Use of Proceeds.

     The proceeds of all Loans shall be applied by the Company for working capital and general corporate purposes of the Company and its Subsidiaries. The proceeds of the Loans shall not be used, directly or indirectly, to purchase the stock or assets of any corporation, partnership or other entity. No portion of the proceeds of any Loans shall be used by the Company or any of its Subsidiaries in any manner which would be illegal under, or which would cause the invalidity or unenforceability (in each case in whole or in part) of any Loan Document under, any Applicable Law. Without limiting the generality of the preceding sentence, no portion of the proceeds of any borrowing under this Agreement shall be used by the Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

5.13 Cure of Defaults.

     Within five Business Days of the Closing Date, the Borrower shall have cured, or obtained waivers of, any defaults under all Material Contracts and shall promptly have provided Lender with evidence thereof.


                                   SECTION 6.
                               NEGATIVE COVENANTS

     The Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations unless the Lender shall otherwise give prior written consent, the Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1  Indebtedness.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or preferred stock, except:

          (i) The Company may become and remain liable with respect to its Obligations;

          (ii) The Company may remain liable with respect to Indebtedness described in Schedule 6.1 annexed hereto;

          (iii) The Company and its  Subsidiaries  may become and remain  liable with respect to Indebtedness under Capital Leases capitalized on the consolidated balance sheet of the Company and its Subsidiaries and other Indebtedness secured by Liens permitted under subsection 6.2A(ii); provided, that the aggregate amount of all Indebtedness outstanding under this clause (ii) at any time shall not exceed $4,000,000;

          (iv) The Company may become and remain liable with respect to Indebtedness to any of its Subsidiaries, any Subsidiary may become and remain liable with respect to Indebtedness to the Company; provided that all such intercompany Indebtedness owed by the Company to any of its respective Subsidiaries shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, are reasonably satisfactory to the Lender;

          (v) The Company and its Subsidiaries may become and remain liable with respect to the Indebtedness referred to in subsection 3.1Q in an aggregate principal amount not to exceed at any time outstanding $3,000,000;

          (vi) The Company and its Subsidiaries may become and remain liable with respect to Indebtedness subordinated to the amounts owed to the Lender under this Agreement pursuant to the terms of subordination attached hereto as Exhibit IX in an aggregate principal amount not to exceed at any time outstanding $5,000,000; and

          (vii) The Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed at any time outstanding $100,000.

6.2  Liens and Related Matters

     A. Prohibition on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or assets of any kind (including any document or instrument in respect of goods or accounts receivable) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement, or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:

          (i) Permitted Encumbrances;

          (ii) Liens described in Schedule 6.2 annexed hereto;

          (iii) Liens in favor of the Lender granted pursuant to the Collateral Documents or granted in favor of the Lender pursuant to subsection 9.4 hereof; and

          (iv) Liens on assets of the Company and its Subsidiaries not otherwise permitted under this subsection 6.2A, securing obligations (other than Indebtedness) in an aggregate amount not to exceed $100,000 at any time outstanding.

     B. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a sale of assets, neither the Company nor any of its Subsidiaries shall enter into any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     C. No Restrictions on Subsidiary Distributions to the Company or Other Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance, limitation or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by the Company or any other Subsidiary of the Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Company or any other Subsidiary of the Company, (iii) make loans or advances to the Company or any other Subsidiary of the Company, or (iv) transfer any of its property or assets to the Company or any other Subsidiary of the Company.

6.3  Investments.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any joint venture, except:

          (i) The Company may continue to own the Investments owned by it as of the Closing Date and make and own additional Investments in any Subsidiary;

          (ii) The Company and its Subsidiaries may make intercompany loans to the extent permitted by subsection 6.1(iv);

          (iii) The Company and its Subsidiaries may make extensions of trade credit in the ordinary course of business;

          (iv) The Company and its Subsidiaries may make and own Investments in Cash Equivalents; and

          (v) The Company and its Subsidiaries may make Capital Expenditures permitted by subsection 6.4.

6.4  Capital Expenditures.

     The Company and its Subsidiaries shall not make payments for Capital Expenditures in excess of an aggregate of $3,000,000 per fiscal quarter. To the extent that all or any portion of such amount is not used in any fiscal quarter, it may not be carried forward to the immediately following fiscal year to be used for Capital Expenditures. The Company and its Subsidiaries shall not make any Capital Expenditures that are not directly related to the business conducted on the Closing Date by the Company.

6.5  Restricted Junior Payments.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that this subsection will not restrict the ability of the Company to make Restricted Junior Payments to the Lender or any of its affiliates; provided that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company and its Subsidiaries may repurchase shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, further, that the aggregate amount of such repurchases shall not exceed $100,000 in the aggregate.

6.6  Restriction on Fundamental Changes; Asset Sales.

     The Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of the Company or any of its Subsidiaries, create any new Subsidiaries or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of all or any substantial part of its business or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or a substantial part of the business or assets of, or Capital Stock or other evidence of beneficial ownership of, any Person or any unit or division thereof, except the Company and its Subsidiaries may acquire inventory, equipment and other assets in the ordinary course of business.

6.7  Sale or Discount of Receivables.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

6.8  Transactions with Shareholders and Affiliates.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of the Company or with any Affiliate of the Company or of any such holder, on terms that are less favorable to the Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) the Company and any wholly owned Subsidiary of the Company, and (ii) reasonable and customary fees paid to members of the boards of directors of the Company and its Subsidiaries.

6.9  Conduct of Business.

     The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by the Company and its Subsidiaries on the Closing Date and (ii) such other lines of business as may be reasonably related thereto.

6.10 Amendments or Waivers of Certain Agreements.

     A. Amendments or Waivers of Certain Agreements and Documents. None of the Company nor any of its respective Subsidiaries shall agree to any amendment, restatement, supplement or other modification to, or waive any of its rights under, any (i) Organizational Certificate or Organizational Document, or (ii) other Material Contract, if such amendment, restatement, supplement, modification or waiver could be materially adverse to the Lender.

     B. Stock. Neither the Company nor any Subsidiary of the Company shall (i) amend, restate, supplement or otherwise modify its Certificate of Incorporation if the effect of such amendment, restatement, supplement or modification is to provide for the issuance of any preferred stock of the Company or of any of its Subsidiaries or the filing or amendment of any certificate of designation with respect thereto or (ii) issue any additional equity interests or securities which are convertible into equity interests; provided, however, this provision shall not preclude the operation of any employee stock plans consistent with past practice.

6.11 Fiscal Year.

     Neither the Company nor any of its Subsidiaries shall change its Fiscal Year-end from December 31.


                                   SECTION 7.
                                EVENTS OF DEFAULT

     If any of the following conditions or events ("Events of Default") shall occur:

7.1  Failure to Make Payments When Due.

     Failure by the Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure by the Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within two (2) days after the date due; or

7.2  Default in Other Agreements.

     Except, in each case, as disclosed in writing to the Lender or as otherwise disclosed in the Company's securities law filings (in each case on or prior to the Closing Date): (i) Failure of the Company or any of its Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness in an individual principal amount of $100,000 or more or any items of Indebtedness with an aggregate principal amount of $250,000 or more or (b) any Contingent Obligation in an individual principal amount of $100,000 or more or any Contingent Obligations with an aggregate principal amount of $250,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by the Company or any of its Subsidiaries with respect to any other term of (a) any evidence of any Indebtedness in an individual principal amount of $100,000 or more or any items of Indebtedness with an aggregate principal amount of $250,000 or more or any Contingent Obligation in an individual principal amount of $100,000 or more or any Contingent Obligations with an aggregate principal amount of $250,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), or the occurrence of any other event, condition or circumstance in respect of any such Indebtedness or Contingent Obligations if in any case under this clause
(ii) the effect of such breach or default or event, condition or circumstance is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

7.3  Breach of Certain Covenants.

     Failure of the Company or any of its Subsidiaries to perform or comply with any term or condition contained in subsection 2.4, 2.5, 5.1 or 5.2 or Section 6 of this Agreement; or

7.4  Breach of Warranty.

     Any representation, warranty, certification or other statement made by the Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by the Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

7.5  Other Defaults Under Loan Documents.

     The Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 7, and such default shall not have been remedied or waived within thirty
(30) days after the occurrence of such default; or

7.6  Involuntary Bankruptcy; Appointment of Receiver, etc.

     (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged; or

7.7  Voluntary Bankruptcy; Appointment of Receiver, etc.

     (i) The Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) the Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of the Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

7.8  Judgments and Attachments.

     Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $250,000 or (ii) in the aggregate at any time an amount in excess of $500,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance the Company has acknowledged coverage) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

7.9  Dissolution.

     Any order, judgment or decree shall be entered against the Company or any of its Subsidiaries decreeing the dissolution or split up of the Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

7.10 Employee Benefit Plans.

     There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect; or there shall exist an Unfunded Current Liability, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which there is no Unfunded Current Liability), which will have or could reasonably be expected to result in a Material Adverse Effect; or

7.11 Change in Control.

     (a) A majority of the members of the Board of Directors of the Company shall not be Continuing Directors; or (b) any Person, including a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) which includes such Person, shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of Securities of the Company and, as a result of such purchase or acquisition, any Person (together with its associates and Affiliates), shall directly or indirectly beneficially own in the aggregate Securities representing more than 20% of the combined voting power of the Company's voting Securities; or

7.12 Failure of Security.

     Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by the Company or any of its Subsidiaries, or the Lender shall not have or shall cease to have a valid security interest in any Collateral purported to be covered thereby, perfected and with the priority required by the relevant Collateral Document, for any reason other than the failure of the Lender to take any action within its control, subject only to Liens permitted under the applicable Collateral Documents;

THEN (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7 each of (a) the unpaid principal amount of and accrued interest on the Loans, and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the obligation of the Lender to make any Loan shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, the Lender may, by written notice to the Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of the Lender to make any Loan shall thereupon terminate.


                                   SECTION 8.
                                   [RESERVED]


                                   SECTION 9.
                                  MISCELLANEOUS

9.1  [RESERVED]

9.2  Expenses.

     Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (i) all the actual and reasonable costs and out of pocket expenses of the Lender in connection with the preparation of the Loan Documents; (ii) all the actual and reasonable costs of furnishing all opinions by counsel for the Company (including without limitation any opinions requested by the Lender as to any legal matters arising hereunder) and of the Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to the Lender in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by the Company; (iv) all other actual and reasonable costs and expenses incurred by the Lender in connection with the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby; and (v) after the occurrence of a Default or Event of Default, all the respective costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by the Lender in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the other Loan Documents by reason of such Default or Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

9.3  Indemnity.

     In addition to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to defend, indemnify, pay and hold harmless the Lender, and the officers, directors, employees, agents, attorneys and affiliates of the Lender (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation the Lender's agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans) or any Environmental Liabilities that arise from or relate to the management, use, control, ownership, occupancy or operation of any Facility or assets of the Company or any of its Subsidiaries (including without limitation, all on-site and off-site activities involving Hazardous Materials), or the Release or threatened Release of any Hazardous Materials (or allegations of the same) on or from any of the Facilities or on or from any other property where Hazardous Materials are or were (or are or were alleged to be) Released or threatened to be Released in connection with any of the Facilities or the business of any of the Company or any of its Subsidiaries, or any predecessor in interest to the Company or any of its Subsidiaries (collectively called the "Indemnified Liabilities"); provided that the Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent, and only to the extent, of any particular liability, obligation, loss, damage, penalty, claim, cost, expense or disbursement that arose from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

9.4  Set-Off; Security Interest in Deposit Accounts.

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized by the Company at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by the Lender to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to the Lender under this Agreement, the Notes and participations therein, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes and participations therein or any other Loan Document, irrespective of whether or not (i) the Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

9.5  [RESERVED]

9.6  Amendments and Waivers.

     No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by the Company or any of its subsidiaries therefrom, shall in any event be effective without the written consent of the Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon the Lender and the Company.

9.7  Independence of Covenants.

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another such covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

9.8  Notices.

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to the Lender shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth on Schedule 9.8 attached hereto, or such other address as shall be designated by such party in a written notice delivered to the Lender and the Company.

9.9  Survival of Representations, Warranties and Agreements.

     A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in subsections 2.6, 2.7, 9.2,
9.3 and 9.4 and the agreements of the Lender set forth in subsection 9.4 shall survive the payment of the Loans and the termination of this Agreement.

9.10 Failure or Indulgence Not Waiver; Remedies Cumulative.

     No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.11 Marshalling; Payments Set Aside.

     The Lender shall not be under any obligation to marshal any assets in favor of the Company or any other party or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Lender, or the Lender enforces any security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.12 Severability.

     In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.13 [RESERVED]

9.14 Maximum Amount.

     A. It is the intention of the Company and the Lender to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Loan Parties and their respective Subsidiaries and the Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lender as interest (whether or not designated as interest, and including any amount otherwise designated but deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the indebtedness or obligations of the Company to the Lender, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the "Maximum Amount"). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of the Company evidenced hereby, outstanding from time to time shall, to the extent permitted by Applicable Law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Notes until payment in full of all of such indebtedness, so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between the Company or any endorser of the Notes and the Lender.

     B. If under any circumstances the Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under subsection 2.4B(i) and shall be so applied in accordance with subsection 2.4 hereof or if such excessive interest exceeds the unpaid balance of the Loans and any other indebtedness of the Company in favor of such Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Company.

9.15 Headings.

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.16 Applicable Law.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.17 Successors and Assigns.




This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lender. The Company's rights or obligations hereunder nor any interest therein may not be assigned or delegated by the Company without the prior written consent of the Lender.

9.18 Consent to Jurisdiction and Service of Process.

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY AND THE LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE COMPANY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE LENDER UNDER THIS AGREEMENT. THE COMPANY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE COMPANY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER THE COMPANY. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY, AT ITS ADDRESS FOR NOTICES PURSUANT TO
SECTION 9.8. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN
SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

9.19 Waiver of Jury Trial.

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP OR OTHER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 9.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.20 [RESERVED]

9.21 Counterparts; Effectiveness.

     This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


     COMPANY:                           SMARTALK TELESERVICES, INC.


                                        By:____________________________
                                        Name:__________________________
                                        Title:_________________________


     LENDER:                            FLETCHER INTERNATIONAL LIMITED
                                             as Lender


                                        By:____________________________
                                        Name:__________________________
                                        Title:_________________________


                                        By:____________________________
                                        Name:__________________________
                                        Title:_________________________